                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-119671

PROSPECTUS SUPPLEMENT DATED JANUARY 21, 2005
(TO PROSPECTUS DATED JANUARY 19, 2005)


                           GRANITE MASTER ISSUER PLC

                                     ISSUER


                   $800,000,000 SERIES 2005-1 CLASS A1 NOTES
                   $1,100,000,000 SERIES 2005-1 CLASS A3 NOTES
                   $1,100,000,000 SERIES 2005-1 CLASS A4 NOTES
                    $60,500,000 SERIES 2005-1 CLASS B1 NOTES
                    $65,000,000 SERIES 2005-1 CLASS M1 NOTES

The offering in respect of this series 2005-1 comprises the following classes of notes:

INITIAL PRINCIPAL AMOUNT    CLASS              INTEREST RATE            ISSUE PRICE  FINAL MATURITY DATE
$800,000,000              Class A1   One-month USD LIBOR + 0.04% p.a.       100%        December 2019
$1,100,000,000            Class A3  Three-month USD LIBOR + 0.08% p.a.      100%        December 2024
$1,100,000,000            Class A4  Three-month USD LIBOR + 0.10% p.a.      100%        December 2054
$60,500,000               Class B1  Three-month USD LIBOR + 0.13% p.a.      100%        December 2054
$65,000,000               Class M1  Three-month USD LIBOR + 0.23% p.a.      100%        December 2054



    The series 2005-1 class A1 notes, series 2005-1 class A3 notes, series 2005-1 class A4 notes, series 2005-1 class B1 notes and series 2005-1 class M1 notes (the "OFFERED NOTES") are part of the series 2005-1 issuance of notes by Granite Master Issuer plc.

    YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 27 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

    Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's market for listed securities.

    The notes are not insured or guaranteed by any United States, United Kingdom or any other governmental agency or instrumentality. The notes are obligations of Granite Master Issuer plc only and are not obligations of any other person or entity. The primary asset securing the notes is a loan made by Granite
Master Issuer plc to Granite Finance Funding 2 Limited, which in turn is secured by a beneficial interest in a portfolio of residential mortgage loans secured by properties located in England and Wales and Scotland.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               LEAD UNDERWRITERS


         BARCLAYS CAPITAL         CITIGROUP         MERRILL LYNCH & CO.


                                  UNDERWRITERS


JPMORGAN                      LEHMAN BROTHERS                     MORGAN STANLEY

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                PAGE  PROSPECTUS                            PAGE

Summary...............................S-4  Summary of prospectus....................6
US dollar presentation...............S-12  Risk factors............................27
Controlled redemption dates..........S-13
Maturity and repayment considerationsS-14  Defined terms...........................55
The issuer swap provider.............S-16  The issuer..............................56
Underwriting.........................S-17  Use of proceeds.........................57
Legal Matters........................S-20  The Northern Rock Group.................58
Annex A...............................A-1  Funding 2...............................59
  The cut-off date mortgage portfolio.A-1  The mortgages trustee...................60
  Certain characteristics of the United    Holdings................................61
  Kingdom residential mortgage marketA-10  GPCH Limited............................62
Annex B...............................B-1  Issuance of notes.......................63
Annex C...............................C-1  The mortgage loans......................68
                                           Certain characteristics of the United
                                            Kingdom residential mortgage
                                            market ................................91
                                           The administrator and the administration
                                            agreement .............................97
                                           Assignment of the mortgage loans and
                                            related security .....................108
                                           The mortgages trust....................119
                                           The global intercompany loan
                                            agreement ............................138
                                           Cashflows..............................143
                                           Credit structure.......................168
                                           The swap agreements....................178
                                           Cash management for the mortgages
                                            trustee and Funding 2 ................183
                                           Cash management for the issuer.........187
                                           Security for Funding 2's obligations...189
                                           Security for the issuer's obligations..194
                                           Description of the trust deed..........198
                                           The notes..............................200
                                           Description of the US notes............205
                                           Material legal aspects of the mortgage
                                            loans and the related security .......231
                                           Material United Kingdom tax
                                            consequences .........................237
                                           Material United States tax consequences240
                                           Material Jersey (Channel Islands) tax
                                            considerations .......................245
                                           ERISA considerations...................246
                                           Enforcement of foreign judgments in
                                            England and Wales ....................249
                                           United States legal investment
                                            considerations .......................250
                                           Legal matters..........................251
                                           Underwriting...........................252
                                           Reports to noteholders.................255
                                           Listing and general information........256
                                           Glossary...............................259

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about these offered notes in two separate documents that progressively provide more detail: this prospectus supplement and the accompanying prospectus. This prospectus supplement provides the specific terms of these offered notes. The prospectus provides general information about each series and class of notes issued by Granite Master Issuer plc, including information on the mortgages trust and the global intercompany loan which is essential to understanding how principal of and interest on the offered notes is expected to be paid. Most of the information provided in the prospectus does not appear in this prospectus supplement. This prospectus supplement may supplement disclosure in the accompanying prospectus. Consequently, you should carefully read both the prospectus and the prospectus supplement before you purchase any of these offered notes.

    If the description of the terms of the offered notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    In deciding whether to purchase these offered notes you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about these offered notes. The information in this prospectus supplement and the accompanying prospectus is only accurate as of the dates on their respective covers.

    This prospectus supplement may be used to offer and sell these offered notes only if accompanied by the prospectus.

    Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "INCORPORATION BY REFERENCE" and "WHERE YOU CAN FIND MORE INFORMATION" in the prospectus.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus under the caption "GLOSSARY" in the accompanying prospectus.

    References in this prospectus supplement to "we" or "us" mean the issuer and references to "you" mean potential investors in the offered notes.

    THROUGH AND INCLUDING APRIL 20, 2005, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

This summary does not contain all the information you may need to make an informed investment decision. You shall need this entire prospectus supplement and the accompanying prospectus before you purchase any notes.

SECURITIES OFFERED       $800,000,000 series 2005-1 class A1 notes,
                         $1,100,000,000 series 2005-1 class A3 notes,
                         $1,100,000,000 series 2005-1 class A4 notes,
                         $60,500,000 series 2005-1 class B1 notes and $65,000,000 series 2005-1 class M1 (collectively, the
                         "OFFERED NOTES").

                         The offered notes are part of our series 2005-1 issuance of notes. The offered notes are issued by us and are solely our obligations. The series 2005-1 notes also includes other sub-classes of class A notes, class B notes, class M notes and class C notes which are not being offered hereby. Only the offered notes are being offered pursuant to the prospectus and this prospectus supplement.

                         We expect to issue other series of notes in the future of various classes. These notes, including additional class A notes, class B notes, class M notes and class C notes, may have interest rates, note payment dates, repayment terms and other characteristics that differ from the offered notes. You will not receive notice of any future issuance of notes and will not be asked for your consent to any such issuance.

NOTE PAYMENT DATES       (i) In respect of the series 2005-1 class A1 notes,
                         each monthly payment date in each year up to and including the final maturity date; and (ii) in respect of all other classes of offered notes, the monthly payment dates falling in March, June, September and December in each year up to and including the final maturity date, or following the earlier to occur of the step-up date (if any) and a pass-through trigger event, each monthly payment date up to and including the final maturity date (or, in each case, if such day is not a business day, the next succeeding business day).

FIRST NOTE PAYMENT       For the series 2005-1 class A1 notes, February 20,
DATE                     2005.

                         For all other classes of offered notes, March 20, 2005.

CLOSING DATE             January 26, 2005.

INTEREST Interest on the offered notes will be paid on each note payment date up to and including the final maturity date.

                         The offered notes will accrue interest at the annual rate specified on the cover of this prospectus supplement up to (but excluding) the note payment date falling in March 2010 (the "STEP-UP DATE"). From (and including) the step-up date, the offered notes will accrue interest at an annual rate equal to: (i) one-month USD LIBOR + 0.08% in respect of the series 2005-1 class A1 notes, (ii) three-month USD LIBOR + 0.16% in respect of the series 2005-1 class A3 notes, (iii) three-month USD LIBOR + 0.20% in respect of the series 2005-1 class A4 notes, (iv) three-month USD LIBOR + 0.26% in respect of the series 2005-1 class B1 notes and (v) three-month USD LIBOR + 0.46% in respect of the series 2005-1 class M1 notes.

                         Interest on the offered notes will accrue from January 26, 2005 and will be calculated on the basis of a day count fraction of actual/360.

                         On each interest determination date, the rate of interest payable in respect of each class of offered notes will be determined by the agent bank on the following basis:

                         (a) in respect of the first interest period, (i) for
                             the series 2005-1 class A1 notes, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-week dollar deposits and the arithmetic mean of the offered quotations to leading banks for one month dollar deposits in the London inter-bank market, and (ii) for all other classes of offered notes, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for one month dollar deposits and the arithmetic mean of the offered quotations to leading banks for two month dollar deposits (rounded upwards, if necessary, to five decimal places); and

                         (b) in respect of subsequent interest periods, for each
                             class of offered notes, the offered quotations to leading banks for US dollar deposits for a period equal to relevant interest period,

                             in each case by reference to the display as quoted on the Dow Jones/Telerate Monitor at Telerate Page 3750. If Telerate Page No. 3750 stops providing these quotations, a replacement page for the purposes of displaying this information will be used. If the replacement page stops displaying the information, another service as determined by us (with the approval of the note trustee, in its sole discretion) will be used. This is called the "SCREEN RATE" for the respective classes of offered notes. The "INTEREST DETERMINATION DATE" for the offered notes means the second London business day before the first day of an interest period.

PRINCIPAL                We expect to repay the principal amount outstanding of
                         each class of the offered notes on the controlled redemption dates for each such class in an amount up to the controlled amortization amount. See "CONTROLLED
                         REDEMPTION DATES" in this prospectus supplement. We are obliged to make such payments if we have funds available for that purpose. If the principal amount outstanding of any class of the offered notes is not repaid in full on the final controlled redemption date for such class, noteholders generally will not have any remedies against us until the final maturity date of the offered notes. In that case, any such class of notes, subject to the principal payment rules described under "CASHFLOWS -- DISTRIBUTION OF FUNDING
                         2 PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE
                         FUNDING 2 SECURITY" in the prospectus, will receive payments of principal to the extent of the shortfall on each note payment date thereafter in the amounts, and to the extent available, until repaid in full.

                         Principal of the offered notes may be repaid earlier than expected if a trigger event or an event of default occurs in respect of these notes. See "MATURITY AND REPAYMENT CONSIDERATIONS" below and "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A TRIGGER EVENT" in the prospectus.

REDEMPTION/PAYMENT       Each class of the offered notes are controlled
BASIS                    amortization notes.



CONTROLLED REDEMPTION    In respect of each class of offered notes, the note
DATES                    payment dates on which principal repayments are
                         scheduled to be made, as set out in "CONTROLLED
                         REDEMPTION DATES" in this prospectus supplement.

SUBORDINATION AND        The class A required subordinated percentage is
CREDIT ENHANCEMENT       11.60%, the class B required subordinated percentage
                         is 8.30%, the class M required subordinated percentage is 5.11% and the class C required subordinated percentage is 1.85%. Payments of principal of and interest on the series 2005-1 class A notes are subordinated to payments of principal of and interest on the series 2005-1 class B notes, series 2005-1 class M notes and series class C notes, including amounts of principal to be credited to the cash accumulation sub-ledgers of those more senior classes of notes. In addition, amounts of principal otherwise available to pay principal of the series 2005-1 class
                         C notes may be used to pay interest on more senior classes of notes. See "CREDIT STRUCTURE -- USE OF
                         FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME
                         DEFICIENCY" in the prospectus.

                         Payments of principal of the offered notes will be deferred on the note payment dates on which such principal payment is scheduled to be made at a time when they are needed to provide the required subordination for more senior classes of notes. Any such deferral of principal repayment will continue until the required subordination for such senior classes is restored through repayment of the senior classes or the issuance of sufficient additional subordinate notes. See "RISK FACTORS -- PAYMENTS OF CLASS B, CLASS M, CLASS C AND CLASS D NOTES MAY BE DELAYED OR REDUCED IN CERTAIN CIRCUMSTANCES" in the prospectus.

                         The issuer may at any time, subject to certain conditions, change the required subordinated percentage for the class A notes or any other class of notes, or the method of calculating the amounts of subordination, without your consent or the consent of any other noteholders if the rating agencies confirm that such change will not negatively affect the ratings of outstanding notes. See "RISK FACTORS -- THE REQUIRED SUBORDINATION FOR A CLASS OF NOTES MAY BE CHANGED" in the prospectus.

TARGET RESERVE           [GBP]75,000,000
REQUIRED AMOUNT

PROGRAM RESERVE          1.65%
REQUIRED PERCENTAGE


ARREARS OR STEP-UP       item (i) Funding 2 reserve
TRIGGER EVENT:           fund increased amount                   [GBP]5,000,000

                         item (ii) Funding 2 reserve
                         fund increased amount                   [GBP]5,000,000

                         item (i) and (ii) Funding 2 reserve
                         fund increased amount                  [GBP]10,000,000

LOSSES Losses on the mortgage loans may reduce the amount of principal available to repay principal of the series 2005-1 notes. Losses on the mortgage loans will be allocated to the classes of notes in inverse order of seniority, beginning with the class C notes. No losses will be allocated to the series 2005-1 class A notes until the aggregate amount of losses exceeds the principal amount outstanding of each class of notes junior to the series 2005-1 class A notes. See "THE MORTGAGES TRUST -- LOSSES" and "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER" in the prospectus.

OPTIONAL REDEMPTION BY   We have the right to redeem the offered notes at their
THE ISSUER               aggregate principal amount outstanding, together with
                         any accrued and unpaid interest in respect thereof on the following dates:

                         * on any note payment date on which the aggregate principal amount outstanding of the offered notes and all other classes of the series 2005-1 notes is less than 10% of the initial outstanding principal amount of the offered notes and all other classes of the series 2005-1 notes;

                         * on the note payment date falling in March 2010 and on any note payment date thereafter; or

                         * on the note payment date falling in June 2008 and on any payment date thereafter the Capital Requirements Directive has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or any other regulation.

                         Further, we may redeem the offered notes for tax and other reasons and in certain other circumstances as more fully described under "DESCRIPTION OF THE NOTES -- 5. REDEMPTION, PURCHASE AND CANCELLATION" in the prospectus.

SECURITY FOR THE NOTES   The offered notes are secured primarily by our rights
                         under the global intercompany loan agreement. In addition, we have granted security for the benefit of noteholders over our bank accounts. See "SECURITY FOR
                         THE ISSUER'S OBLIGATIONS" in the prospectus.

THE SERIES 2005-1 LOAN   We have entered into a global intercompany loan
TRANCHES                 agreement with Funding 2. The proceeds of the offered
                         notes will fund the relevant series 2005-1 loan tranches. The principal terms of such series 2005-1 loan tranches are set out in Annex B to this prospectus supplement. A description of the global intercompany loan is set forth in the prospectus under "THE GLOBAL INTERCOMPANY
                         LOAN AGREEMENT".

EVENTS OF DEFAULT        The offered notes are subject to certain events of
                         default described under "DESCRIPTION OF THE US NOTES" in the prospectus.

LIMITED RECOURSE         The only sources of payment for principal of or
                         interest on the offered notes are:

                         * repayments of principal of the relevant series 2005-1 loan tranches of the global intercompany loan;

                         * funds in the issuer transaction account that are allocable to the offered notes; and

                         * amounts available to be drawn under the issuer reserve fund, subject to the limits and conditions on the purposes for which the issuer reserve fund may be utilized.

THE MORTGAGES TRUST      Each series 2005-1 loan tranche is a tranche of the
                         global intercompany loan and made by us to Funding 2.
                         Funding 2 will secure its obligation to repay the global intercompany loan by granting security over its beneficial interest in the mortgages trust. The assets of the mortgages trust consist primarily of mortgage loans originated by Northern Rock plc secured over residential property located in England, Wales and Scotland. The mortgage loans included in the trust property are randomly selected from the seller's portfolio of mortgage loans that meet eligibility criteria for inclusion in the mortgages trust. These criteria are discussed in the prospectus under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED
                         SECURITY". For a description of the types of mortgage loans originated by the seller as well as the seller's lending criteria and related matters, see "THE
                         MORTGAGE LOANS" in the prospectus.

                         The aggregated outstanding current balance of mortgage loans in the mortgages trust as at November 30, 2004 was [GBP]29,673,775,604.19. See ANNEX A to this prospectus supplement for detailed statistical and other information on the mortgage loans.

ISSUER ACCOUNTS          The issuer transaction account and the issuer GIC
                         account.

OTHER ISSUER NOTES       The series 2005-1 notes are the first notes issued by
                         us. Only the offered notes are being offered by this prospectus supplement and the accompanying prospectus.
                         As of the closing date, the aggregate principal amount outstanding of notes issued by us (converted, where applicable, into dollars at the applicable specified currency exchange rate), including the offered notes, will be:

                         class A $7,682,980,501

                         class B $268,635,376

                         class M $271,826,184

                         class C $294,777,716

                         As used herein, "SPECIFIED CURRENCY EXCHANGE RATE" means, in relation to a series and class of notes, the exchange rate specified in the issuer swap agreement relating to such series and class of notes or, if the issuer swap agreement has been terminated, the applicable spot rate.

USE OF PROCEEDS          The gross proceeds from the issue of the series 2005-1
                         notes will equal approximately $8,518,219,777 and (after exchanging, where applicable the proceeds of the notes for sterling, calculated by reference to the applicable specified currency exchange rate) will be used by the issuer to make available loan tranches to Funding 2 pursuant to the terms of the glogal intercompany loan agreement. Funding 2 will use the gross proceeds of each loan tranche to make a further contribution to the mortgages trustee.

STOCK EXCHANGE LISTING   Application has been made to the Financial Services
                         Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for notes issued during the period of twelve months from the date of the prospectus to be admitted to the official list maintained by the UK
                         Listing Authority. Application has also been made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's market for listed securities.

RATINGS The series 2005-1 class A1 notes, series 2005-1 class A3 notes and series 2005-1 class A4 notes are expected to be assigned an "AAA" rating by Standard & Poor's, an "Aaa" rating by Moody's and an "AAA" by Fitch on the closing date. The series 2005-1 class B1 notes are expected to be assigned an "AA" rating by Standard & Poor's, an "Aa3" rating by Moody's and an "AA" by Fitch on the closing date. The series 2005-1 class M1 notes are expected to be assigned an "A" rating by Standard & Poor's, an "A2" rating by Moody's and an "A" by Fitch on the closing date. See "SUMMARY -- RATINGS ON THE NOTES" and "RISK FACTORS -- RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE NOTES" in the prospectus.

ISSUER SWAPS             In respect of each class of offered notes, we will
                         enter into a currency swap transaction with an issuer swap provider in order to hedge against any variance between the interest received by us under the global intercompany loan agreement, which will be related to sterling LIBOR, and the interest which is payable on the offered notes, and to hedge against fluctuations in the exchange rate in respect of principal received under the global intercompany loan agreement, which will be paid in sterling, and principal which we are obliged to repay in dollars on the offered notes. See
                         "THE SWAP AGREEMENTS -- THE ISSUER SWAPS" in the prospectus and "THE ISSUER SWAP PROVIDERS" in this prospectus supplement.

START-UP LOAN            We have entered into a start-up loan agreement with
                         Northern Rock plc. On the closing date, Northern Rock plc will make available to us a start-up loan tranche, the principal terms of which are set out in Annex C to this prospectus supplement.

DENOMINATIONS            The offered notes will be issued in minimum
                         denominations of $100,000 and integral multiples of $1,000 in excess thereof.

MATERIAL UNITED STATES   As more fully discussed in the accompanying
TAX CONSEQUENCES         prospectus, and while not free from doubt, in the
                         opinion of Sidley Austin Brown & Wood LLP, our US federal income tax advisers, the offered notes will be treated as debt for US federal income tax purposes.
                         Further, in the opinion of our US federal income tax advisers, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 2 and the issuer will not be subject to US federal income tax. See "MATERIAL UNITED STATES FEDERAL INCOME
                         TAX CONSEQUENCES" in the prospectus.

ERISA CONSIDERATIONS     The offered notes will be eligible for purchase by
FOR INVESTORS            employee benefit and other plans subject to Section
                         406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
                         Section 4975 of the Code, subject to consideration of the issues described in the prospectus under "ERISA
                         CONSIDERATIONS".

UNITED STATES LEGAL      None of the offered notes is a "MORTGAGE RELATED
INVESTMENT               SECURITY" under the United States Secondary Mortgage
CONSIDERATIONS           Market Enhancement Act of 1984, as amended. See
                         "UNITED STATES LEGAL INVESTMENT CONSIDERATIONS" in the prospectus.

PAYMENT AND DELIVERY     No later than 10:00 a.m. (Eastern Standard time) on
                         the Closing Date, we will (a) cause the global note certificate for each of the offered notes to be registered in the name of Cede & Co. as nominee for DTC for credit on the closing date to the account of the lead underwriters with DTC or to such other account with DTC as the lead underwriters may direct, and (b) deliver the global note certificate for each of the offered notes duly executed on our behalf and authenticated in accordance with the issuer paying agent and agent bank agreement to Citibank N.A., as custodian for DTC.

                         Against delivery of the offered notes (i) the underwriters will pay to the lead underwriters the gross underwriting proceeds for the offered notes and
                         (ii) the lead underwriters will pay to us or to a third party, as directed by us, the gross underwriting proceeds for the offered notes.

CLEARING AND             The offered notes have been accepted for clearance
SETTLEMENT               through DTC, Clearstream Luxembourg and Euroclear
                         under the following CUSIP numbers, common codes and
                         ISINs:


CLASS OF NOTES                      CUSIP         ISIN      COMMON CODE
-----------------------------------------------------------------------
series 2005--1 class A1 notes    38741Y AA 7  US38741YAA73   021117463
-----------------------------------------------------------------------
series 2005--1 class A3 notes    38741Y AB 5  US38741YAB56   021117480
-----------------------------------------------------------------------
series 2005--1 class A4 notes    38741Y AC 3  US38741YAC30   021117498
-----------------------------------------------------------------------
series 2005--1 class B1 notes    38741Y AD 1  US38741YAD13   021117510
-----------------------------------------------------------------------
series 2005--1 class M1 notes    38741Y AE 9  US38741YAE95   021117501


                             US DOLLAR PRESENTATION

    Translations of pounds sterling into US dollars, unless otherwise stated in this prospectus supplement, have been made at the rate of [GBP]0.5341 = $1.00, which reflects the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank on January 19, 2005. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

    References throughout this prospectus supplement to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

    References in this prospectus supplement to "US$", "USD", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.


                    STERLING/US DOLLAR EXCHANGE RATE HISTORY*


                                       YEARS ENDED DECEMBER 31
                    --------------------------------------------------------------
                      2004          2003          2002          2001          2000
----------          ------         ------       ------         ------       ------
Last(1)             1.9181        1.7858        1.6100         1.4546       1.4930
Average(2)          1.8334        1.6359        1.5038         1.4407       1.5160
High                1.9467        1.7858        1.6100         1.5038       1.6537
Low                 1.7559        1.5541        1.4082         1.3727       1.3977
                    ------        ------        ------         ------       ------



Notes

(1) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from January 1 or the next operating business day.

(2) Average is the average daily exchange rate during the period.

            JANUARY
            1, 2005
            THROUGH
            JANUARY
           19, 2005  DECEMBER, 2004  NOVEMBER, 2004  OCTOBER, 2004  SEPTEMBER, 2004
---------  --------  --------------  --------------  -------------  ---------------
High         1.9044          1.9467          1.9095         1.8412           1.8131
Low          1.8595          1.9147          1.8342         1.7795           1.7731


---------------
*Source: Bloomberg

                           CONTROLLED REDEMPTION DATES

    The "CONTROLLED AMORTIZATION AMOUNT" for each class of offered notes for any note payment date set forth below is an amount equal to the amount which we would be required to repay in respect of such class of offered notes so that on that note payment date the aggregate principal amount outstanding of such class of offered notes has been reduced to (but is not less than) the stated amount or "TARGET BALANCE" set out in the following table:


                                                                                                     [GBP]($*) TARGET
                   [GBP]($*) TARGET BALANCE                                                          BALANCE
                   FOR SERIES 2005-1 CLASS   [GBP]($*) TARGET BALANCE    [GBP]($*) TARGET BALANCE    FOR SERIES 2005-1
NOTE PAYMENT DATE  A1                        FOR SERIES 2005-1 CLASS A3  FOR SERIES 2005-1 CLASS A4  CLASS B1
OCCURRING IN:      NOTES                     NOTES                       NOTES                       NOTES
-----------------  ------------------------  --------------------------  --------------------------  ----------- ----------
                       ([GBP])            $      ([GBP])              $      ([GBP])              $     ([GBP])           $
                   -----------  -----------  -----------  -------------  -----------  -------------  ----------  ----------

Mar 2005           364,741,489  685,714,000  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Jun 2005           303,951,064  571,428,000  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Sep 2005           243,160,638  457,142,000  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Dec 2005           182,370,745  342,857,000  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Mar 2006           121,580,319  228,571,000  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Jun 2006            60,789,894  114,285,000  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Sep 2006                     0            0  585,106,383  1,100,000,000  585,106,383  1,100,000,000  32,180,851  60,500,000
Dec 2006                     0            0  585,106,383  1,100,000,000  585,106,383  1,100,000,000           0           0
Mar 2007                     0            0  438,829,787    825,000,000  585,106,383  1,100,000,000           0           0
Jun 2007                     0            0  292,553,191    550,000,000  585,106,383  1,100,000,000           0           0
Sep 2007                     0            0  146,276,596    275,000,000  585,106,383  1,100,000,000           0           0
Dec 2007                     0            0            0              0  585,106,383  1,100,000,000           0           0
Mar 2008                     0            0            0              0  540,097,872  1,015,384,000           0           0
Jun 2008                     0            0            0              0  498,304,787    936,813,000           0           0
Sep 2008                     0            0            0              0  456,511,170    858,241,000           0           0
Dec 2008                     0            0            0              0  417,504,255    784,908,000           0           0
Mar 2009                     0            0            0              0  380,935,106    716,158,000           0           0
Jun 2009                     0            0            0              0  344,365,957    647,408,000           0           0
Sep 2009                     0            0            0              0  309,947,872    582,702,000           0           0
Dec 2009                     0            0            0              0  275,529,787    517,996,000           0           0
Mar 2010                     0            0            0              0            0              0           0           0
Jun 2010                     0            0            0              0            0              0           0           0
Sep 2010                     0            0            0              0            0              0           0           0
Dec 2010                     0            0            0              0            0              0           0           0
Mar 2011                     0            0            0              0            0              0           0           0
Jun 2011                     0            0            0              0            0              0           0           0
Sep 2011                     0            0            0              0            0              0           0           0
Dec 2011                     0            0            0              0            0              0           0           0
Mar 2012                     0            0            0              0            0              0           0           0


                   [GBP]($*) TARGET
                   BALANCE
                   FOR SERIES 2005-1
NOTE PAYMENT DATE  CLASS M1
OCCURRING IN:      NOTES
-----------------  ----------------------
                      ([GBP])           $
                   ----------  ----------

Mar 2005           34,574,468  65,000,000
Jun 2005           34,574,468  65,000,000
Sep 2005           34,574,468  65,000,000
Dec 2005           34,574,468  65,000,000
Mar 2006           34,574,468  65,000,000
Jun 2006           34,574,468  65,000,000
Sep 2006           34,574,468  65,000,000
Dec 2006                    0           0
Mar 2007                    0           0
Jun 2007                    0           0
Sep 2007                    0           0
Dec 2007                    0           0
Mar 2008                    0           0
Jun 2008                    0           0
Sep 2008                    0           0
Dec 2008                    0           0
Mar 2009                    0           0
Jun 2009                    0           0
Sep 2009                    0           0
Dec 2009                    0           0
Mar 2010                    0           0
Jun 2010                    0           0
Sep 2010                    0           0
Dec 2010                    0           0
Mar 2011                    0           0
Jun 2011                    0           0
Sep 2011                    0           0
Dec 2011                    0           0
Mar 2012                    0           0





* The target balances for the offered notes which are stated in US dollars in the above table have been calculated based upon the specified currency exchange rate under the issuer swaps for the offered notes of [GBP]1 = $1.88.

                      MATURITY AND REPAYMENT CONSIDERATIONS

The average lives of each class of the offered notes cannot be stated because the actual rate of repayment of the mortgage loans and redemption of the mortgage loans and a number of other relevant factors are unknown. Calculations of the possible average lives of each class of the offered notes can be made, however, based on certain assumptions. The assumptions used to calculate the possible average lives of each class of the offered notes in the following table include that:

       (1) each series and class of notes is repaid in full by its final maturity date;

       (2)   neither the issuer security nor the Funding 2 security is enforced;

       (3) the aggregate current balance of mortgage loans in the mortgages trust will not fall below an amount equal to the product of 1.05 and the principal amount outstanding of all notes of the issuer at any time after giving effect to principal distributions;

       (4)   no asset trigger event or non-asset trigger event occurs;

       (5) no event occurs (including, but not limited to, the failure to comply with the repayment tests), that would cause payments on each class of the offered notes to be deferred;

       (6) the issuer exercises its option to redeem each class of the offered notes on the step-up date, if any, relating to such notes;

       (7)   the offered notes are issued on January 26, 2005;

       (8) each payment made by the issuer to the noteholders is paid on the 20th day of the relevant month in which such payment is payable, regardless of whether such date is a business day;

       (9) no interest or fees are paid from mortgages trustee principal receipts, Funding 2 available principal receipts or issuer available principal receipts;

       (10) the mortgage loans are not subject to any defaults or losses, and no mortgage loan falls into arrears; and

       (11) the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller continue to be rated at least "A2" by Moody's, "A+" by Fitch and "A" by Standard & Poor's.

    Assumptions (1), (6) and (7) reflect the issuer's current expectations, although no assurance can be given that repayment of the notes will occur as described. Assumptions (2) through (5) and (9) through (11) relate to unpredictable circumstances.

    Based upon the foregoing assumptions, the approximate average lives of the offered notes, at various constant payment rates for the mortgage loans, would be as follows:

                            POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE
                        AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE
                       OF THE SERIES  OF THE SERIES  OF THE SERIES  OF THE SERIES  OF THE SERIES
                        2005-1 CLASS   2005-1 CLASS   2005-1 CLASS   2005-1 CLASS   2005-1 CLASS
CONSTANT PAYMENT RATE       A1 NOTES       A3 NOTES       A4 NOTES       B1 NOTES       M1 NOTES
  (% PER ANNUM)               (YEARS)        (YEARS)        (YEARS)        (YEARS)       (YEARS)
---------------------  -------------  -------------  -------------  -------------  -------------
5%                              2.36           5.00           5.15           5.15           5.15
10%                             1.22           3.16           4.84           5.15           5.15
15%                             0.90           2.52           4.53           1.90           1.90
20%                             0.90           2.52           4.53           1.90           1.90
25%                             0.90           2.52           4.53           1.90           1.90


    The average lives of each class of the offered notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates are realistic. They must therefore be viewed with considerable caution. For more information relating to the risks involved in the use of these estimated average lives, see "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER" in the prospectus.

                            THE ISSUER SWAP PROVIDER

    Barclays Bank PLC ("BARCLAYS BANK") is the issuer swap provider in respect of the series 2005-1 class A1 notes, the series 2005-1 class A3 notes, the series 2005-1 class A4 notes, the series 2005-1 class B1 notes and the series 2005-1 class M1 notes. Barclays Bank is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank is limited. It has its registered and head office at 54 Lombard Street, London EC3P 3AH. Barclays Bank was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

    Barclays Bank and its subsidiary undertakings (together, the "BARCLAYS GROUP") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Barclays Group also operates in many other countries around the world and is leading provider of co-ordinated global services to multinational corporations and financial institutions in the world's main financial centers. The whole of the issued ordinary share capital of Barclays Bank is owned by Barclays PLC, which is the ultimate holding company of the Barclays Group.

    The short term unsecured obligations of Barclays Bank are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and the long-term obligations of Barclays Bank are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch.

    Except for the information provided in the preceding three paragraphs, Barclays Bank and Barclays Group have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement.

                                  UNDERWRITING

UNITED STATES

    We have agreed to sell, and Barclays Capital Inc., Citigroup Global Markets Limited and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "LEAD UNDERWRITERS") and the other underwriters for the notes listed in the following table have agreed to purchase, the principal amount of those offered notes listed in that table. The terms of these purchases are governed by an underwriting agreement among us, the lead underwriters and the underwriters. The underwriters or affiliates of certain of the underwriters have also agreed to pay and subscribe for the other classes of notes not being offered pursuant to this prospectus on the closing date.

                                                     PRINCIPAL AMOUNT
                                                  OF THE SERIES 2005-
UNDERWRITERS OF THE SERIES 2005-1 CLASS A1 NOTES     1 CLASS A1 NOTES
------------------------------------------------  -------------------
Barclays Capital Inc.                                  USD239,316,239
Citigroup Global Markets Limited                       USD239,316,241
J.P. Morgan Securities Inc.                             USD27,350,427
Lehman Brothers Inc.                                    USD27,350,427
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                               USD239,316,239
Morgan Stanley & Co. Incorporated                       USD27,350,427
                                                  -------------------
Total                                                  USD800,000,000
                                                  ===================


                                                     PRINCIPAL AMOUNT
                                                  OF THE SERIES 2005-
UNDERWRITERS OF THE SERIES 2005-1 CLASS A3 NOTES     1 CLASS A3 NOTES
------------------------------------------------  -------------------
Barclays Capital Inc.                                  USD342,222,222
Citigroup Global Markets Limited                       USD342,222,224
J.P. Morgan Securities Inc.                             USD24,444,444
Lehman Brothers Inc.                                    USD24,444,444
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                               USD342,222,222
Morgan Stanley & Co. Incorporated                       USD24,444,444
                                                  -------------------
Total                                                USD1,100,000,000
                                                  ===================


                                                     PRINCIPAL AMOUNT
                                                  OF THE SERIES 2005-
UNDERWRITERS OF THE SERIES 2005-1 CLASS A4 NOTES     1 CLASS A4 NOTES
------------------------------------------------  -------------------
Barclays Capital Inc.                                  USD352,287,582
Citigroup Global Markets Limited                       USD352,287,581
J.P. Morgan Securities Inc.                             USD14,379,085
Lehman Brothers Inc.                                    USD14,379,085
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                               USD352,287,582
Morgan Stanley & Co. Incorporated                       USD14,379,085
                                                  -------------------
Total                                                USD1,100,000,000
                                                  ===================



                                                     PRINCIPAL AMOUNT
                                                  OF THE SERIES 2005-
UNDERWRITERS OF THE SERIES 2005-1 CLASS B1 NOTES     1 CLASS B1 NOTES
------------------------------------------------  -------------------
Barclays Capital Inc.                                   USD20,166,667
Citigroup Global Markets Limited                        USD20,166,666
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                USD20,166,667
                                                  -------------------
Total                                                   USD60,500,000
                                                  ===================


                                                     PRINCIPAL AMOUNT
                                                  OF THE SERIES 2005-
UNDERWRITERS OF THE SERIES 2005-1 CLASS M1 NOTES     1 CLASS M1 NOTES
------------------------------------------------  -------------------
Barclays Capital Inc.                                   USD21,666,667
Citigroup Global Markets Limited                        USD21,666,666
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                USD21,666,667
                                                  -------------------
Total                                                   USD65,000,000
                                                  ===================


    The price to the public as a percentage of the principal balance of the offered notes will be 100%.

    We have agreed to pay to the underwriters of the series 2005-1 class A1 notes a selling commission of 0.02925% of the aggregate principal amount of the series 2005-1 class A1 notes and a management and underwriting fee of 0.01950% of the aggregate principal amount of the series 2005-1 class A1 notes. We have also agreed to pay to the underwriters of the series 2005-1 class A3 notes a selling commission of 0.04500% of the aggregate principal amount of the series 2005-1 class A3 notes and a management and underwriting fee of 0.03000% of the aggregate principal amount of the series 2005-1 class A3 notes. We have also agreed to pay to the underwriters of the series 2005-1 class A4 notes a selling commission of 0.07650% of the aggregate principal amount of the series 2005-1 class A4 notes and a management and underwriting fee of 0.05100% of the aggregate principal amount of the series 2005-1 class A4 notes. We have also agreed to pay to the underwriters of the series 2005-1 class B1 notes a selling commission of 0.10125% of the aggregate principal amount of the series 2005-1 class B1 notes and a management and underwriting fee of 0.06750% of the aggregate principal amount of the series 2005-1 class B1 notes. We have also agreed to pay to the underwriters of the series 2005-1 class M1 notes a selling commission of 0.13500% of the aggregate principal amount of the series 2005-1 class M1 notes and a management and underwriting fee of 0.09000% of the aggregate principal amount of the series 2005-1 class M1 notes.


    The lead underwriters of the offered notes have advised us that the underwriters propose initially to offer the offered notes to the public at the offering price stated on the cover page of this prospectus supplement, and to some dealers at that price, less a concession not in excess of 0.02925% per series 2005-1 class A1 note, 0.04500% per series 2005-1 class A3 note, 0.07650% per series 2005-1 class A4 note, 0.10125% per series 2005-1 class B1 note and 0.13500% per series 2005-1 class M1 note. The underwriters may allow, and those dealers may re-allow, a concession not in excess of 0.01950% per series 2005-1 class A1 note, 0.03000% per series 2005-1 class A3 note, 0.05100% per series 2005-1 class A4 note, 0.06750% per series 2005-1 class B1 note and 0.9000% per series 2005-1 class M1 note to certain other brokers and dealers.

Additional out-of-pocket expenses (other than underwriting discounts and commissions stated above) solely in relation to the offered notes are estimated to be approximately $3,469,066.

    Barclays Bank PLC, which is acting as the issuer swap provider in respect of the offered notes, is an affiliate of Barclays Capital Inc., one of the lead underwriters for the offered notes.

                                  LEGAL MATTERS


    Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be passed upon for the issuer by Sidley Austin Brown & Wood, London. Certain matters of United States law regarding matters of United States federal income tax law with respect to the offered notes will be passed upon for the issuer by Sidley Austin Brown & Wood LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London.

                                     ANNEX A

                       THE CUT-OFF DATE MORTGAGE PORTFOLIO

    The statistical and other information contained in this prospectus supplement has been compiled by reference to the mortgage loans in the cut-off date mortgage portfolio. The U.S. dollar figures set forth under "US DOLLAR PRESENTATION" have been rounded to the nearest cent following their conversion from pounds sterling. Columns stating percentage amounts may not add to 100% due to rounding. A mortgage loan will have been removed from any additional mortgage portfolio (which comprises a portion of the cut-off date portfolio) if in the period up to (and including) the assignment date related to such additional mortgage portfolio, the mortgage loan is repaid in full or if the mortgage loan does not comply with the terms of the mortgage sale agreement on or about the applicable assignment date. After such mortgage loans are removed, the seller will randomly select from the mortgage loans remaining in the additional mortgage portfolio those mortgage loans to be assigned on the applicable assignment date once the determination has been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the notes. It is not expected that the characteristics of the mortgage portfolio as of the closing date will differ materially from the characteristics of the cut-off date mortgage portfolio. The U.S. dollar figures set forth in the tables below have been calculated based on the currency exchange rate of [GBP]1 = $1.9073.

    237,838 of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or 76.09% of the aggregate current balance of the mortgage loans as of the cut-off date) were on freehold properties or heritable properties (being the Scots law equivalent of freehold) and 87,852 of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or 23.91% of the aggregate current balance of the mortgage loans as of the cut-off date) were on leasehold or long lease (being the Scots law equivalent of leasehold) properties.

    We do not expect the characteristics of the mortgage portfolio as of the closing date to differ materially from the characteristics of the cut-off date mortgage portfolio. Unless we indicate otherwise, the following description relates to types of mortgage loans that could be included in the mortgage portfolio as of the closing date or on any subsequent date.

    The cut-off date mortgage portfolio was drawn up as at November 30, 2004 (the "CUT-OFF DATE") and comprised 325,690 mortgage loans having an aggregate current balance of [GBP]29,673,775,604.19 as at that date. The seller originated the mortgage loans in the cut-off date mortgage portfolio between July 1, 1995 and October 31, 2004 (save for the Scottish mortgage loans in the cut-off date mortgage portfolio, which were originated by the seller between July 1, 2001 and October 31, 2004).

    The borrowers in respect of 297,939 of the mortgage loans in the cut-off date mortgage portfolio (or 91.51% of the aggregate current balance of the mortgage loans as of the cut-off date) have agreed to have their monthly mortgage payments to the seller directly debited from their bank accounts.

    140,749 mortgage loans in the cut-off date mortgage portfolio (or 51.14% of the aggregate current balance of the mortgage loans as of the cut-off date) were fixed rate mortgage loans. The remaining 184,941 of the mortgage loans in the cut-off date mortgage portfolio (or 48.86% of the aggregate current balance of the mortgage loans as of the cut-off date) were standard variable rate mortgage loans, discounted variable rate mortgage loans, "Together", "Together Connections", "Connections" and flexible capped rate mortgage loans, as described in the prospectus.

    268,281 of the mortgage loans in the cut-off date mortgage portfolio (or 85.81% of the aggregate current balance of the mortgage loans as of the cut-off date) were flexible
                                       A-1
mortgage loans, 100,499 mortgage loans (or 23.34% of the aggregate current balance of the mortgage loans as of the cut-off-date) of which were Together mortgage loans.

    As of the cut-off date, the seller's standard variable rate for existing and new borrowers was 6.84% per annum.

TYPES OF PROPERTY

                                                                          NUMBER OF
                        AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
TYPE OF PROPERTY           BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  ----------  ---------  ----------
Detached Bungalow          915,554,438.61   1,746,236,980.76       3.09%      8,706       2.67%
Detached House           7,319,630,916.01  13,960,732,046.11      24.67%     56,275      17.28%
Flat                     3,563,667,925.76   6,796,983,834.80      12.01%     41,200      12.65%
Maisonette                 449,281,925.92     856,915,417.31       1.51%      4,323       1.33%
Not Known                  350,516,505.10     668,540,130.18       1.18%      3,809       1.17%
New Property                12,823,101.96      24,457,502.37       0.04%        105       0.03%
Other Use                  104,258,876.81     198,852,955.74       0.35%        816       0.25%
Purpose Built Flat          59,751,519.57     113,964,073.28       0.20%      1,069       0.33%
Semi Detached Bungalow     389,201,460.84     742,323,946.26       1.31%      5,083       1.56%
Semi Detached House      7,826,982,569.18  14,928,403,854.20      26.38%     91,222      28.01%
Terraced House           8,682,106,364.43  16,559,381,468.88      29.26%    113,082      34.72%
                        -----------------  -----------------  ----------  ---------  ----------
TOTAL                   29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                        =================  =================  ==========  =========  ==========


EXPECTED SEASONING OF MORTGAGE LOANS AT CLOSING

    The following table shows length of time since the mortgage loans were originated as of the closing date.

                                                                         NUMBER OF
AGE OF MORTGAGE LOANS  AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
  (MONTHS)                BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
---------------------  -----------------  -----------------  ----------  ---------  ----------
0 to 6                  3,071,997,215.46   5,859,220,289.05      10.35%     27,092       8.32%
6 to 12                 6,745,823,392.30  12,866,308,956.13      22.73%     62,362      19.15%
12 to 18                5,024,689,706.46   9,583,590,677.13      16.93%     49,486      15.19%
18 to 24                4,999,590,816.60   9,535,719,564.50      16.85%     53,043      16.29%
24 to 30                2,668,221,589.14   5,089,099,036.97       8.99%     31,704       9.73%
30 to 36                2,176,499,965.17   4,151,238,383.57       7.33%     27,256       8.37%
36 to 42                1,135,397,199.45   2,165,543,078.51       3.83%     15,811       4.85%
42 to 48                  805,738,201.56   1,536,784,471.84       2.72%     11,671       3.58%
48 to 54                  577,429,802.41   1,101,331,862.14       1.95%      8,568       2.63%
54 to 60                  427,796,247.83     815,935,783.49       1.44%      6,631       2.04%
60 to 66                  385,904,151.11     736,034,987.41       1.30%      5,736       1.76%
66 to 72                  380,177,739.93     725,113,003.37       1.28%      5,658       1.74%
72 to 78                  223,808,238.89     426,869,454.03       0.75%      3,350       1.03%
78 to 84                  447,022,166.42     852,605,378.01       1.51%      6,101       1.87%
84 to 90                  161,750,874.46     308,507,442.86       0.55%      2,589       0.79%
90 to 96                  134,209,660.44     255,978,085.36       0.45%      2,439       0.75%
96 to 102                  96,910,427.92     184,837,259.17       0.33%      1,867       0.57%
102 to 108                118,897,263.82     226,772,751.28       0.40%      2,395       0.74%
108 to 114                 73,616,897.69     140,409,508.96       0.25%      1,545       0.47%
114 to 120                 18,294,047.13      34,892,236.09       0.06%        386       0.12%
                       -----------------  -----------------  ----------  ---------  ----------
TOTAL                  29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                       =================  =================  ==========  =========  ==========


    The weighted average seasoning of mortgage loans as of the closing date is expected to be 23.35 months and the maximum seasoning of mortgage loans as of the closing date is expected to be 114.9 months. The minimum seasoning of the mortgage loans as of the closing date is expected to be 3.88 months.

YEARS TO MATURITY AT CLOSING

                   AGGREGATE CURRENT  AGGREGATE CURRENT              NUMBER OF
                             BALANCE            BALANCE               MORTGAGE
YEARS TO MATURITY             ([GBP])              (US$) % OF TOTAL      LOANS  % OF TOTAL
-----------------  -----------------  -----------------  ----------  ---------  ----------
0 to 5                173,578,866.57     331,066,972.21       0.58%      3,859       1.18%
5 to 10             1,556,035,056.85   2,967,825,663.93       5.24%     22,598       6.94%
10 to 15            2,984,194,098.16   5,691,753,403.42      10.06%     37,363      11.47%
15 to 20            5,408,429,556.12  10,315,497,692.39      18.23%     59,748      18.35%
20 to 25           17,606,313,031.46  33,580,520,844.90      59.33%    182,689      56.09%
25 to 30            1,680,569,658.79   3,205,350,510.21       5.66%     17,083       5.25%
30 to 35              264,655,336.24     504,777,122.81       0.89%      2,350       0.72%
                   -----------------  -----------------  ----------  ---------  ----------
TOTAL              29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                   =================  =================  ==========  =========  ==========


    The weighted average remaining term of the mortgage loans as of the closing date is expected to be 20.69 years and the maximum remaining term as of the closing date is expected to be 34.68 years. The minimum remaining term as of the closing date is expected to be less than one month.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

    The following table shows the spread of mortgaged properties securing the mortgage loans throughout England, Wales and Scotland as of the cut-off date. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                                                                                 NUMBER OF
                               AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
REGION                            BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
-----------------------------  -----------------  -----------------  ----------  ---------  ----------
East Anglia                       593,298,435.30   1,131,598,105.65       2.00%      6,476       1.99%
East Midlands                   1,890,186,622.70   3,605,152,945.48       6.37%     23,101       7.09%
Greater London                  5,837,169,100.02  11,133,232,624.47      19.67%     39,179      12.03%
North                           2,171,506,021.58   4,141,713,434.96       7.32%     35,920      11.03%
North West                      3,214,847,307.42   6,131,678,269.44      10.83%     43,907      13.48%
Scotland                        2,601,943,189.56   4,962,686,245.45       8.77%     39,050      11.99%
South East (excluding London)   6,023,471,161.45  11,488,566,546.23      20.30%     48,291      14.83%
South West                      2,128,194,906.59   4,059,106,145.34       7.17%     20,849       6.40%
Wales                             986,203,732.06   1,880,986,378.16       3.32%     13,526       4.15%
West Midlands                   1,840,507,556.76   3,510,400,063.01       6.20%     21,437       6.58%
Yorkshire                       2,386,447,570.75   4,551,671,451.69       8.04%     33,954      10.43%
                               -----------------  -----------------  ----------  ---------  ----------
TOTAL                          29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                               =================  =================  ==========  =========  ==========


CURRENT LOAN-TO-VALUE RATIOS

    The following table shows the range of current loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the cut-off date divided by the value of the mortgaged property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan, other than in respect of a mortgaged property of a related borrower that has remortgaged its property or to which the seller has made a further advance, as described in the prospectus under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MAXIMUM LTV RATIO".

                                                               NUMBER OF
             AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
CURRENT LTV     BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
-----------  -----------------  -----------------  ----------  ---------  ----------
0% to 25%       434,317,541.11     828,373,846.16       1.46%     10,709       3.29%
25% to 50%    2,855,608,511.26   5,446,502,113.53       9.62%     37,871      11.63%
50% to 55%    1,095,678,289.39   2,089,787,201.35       3.69%     11,975       3.68%
55% to 60%    1,263,894,722.51   2,410,626,404.24       4.26%     13,154       4.04%
60% to 65%    1,479,473,900.82   2,821,800,571.03       4.99%     14,914       4.58%
65% to 70%    1,795,505,712.03   3,424,568,044.55       6.05%     17,730       5.44%
70% to 75%    2,395,584,133.35   4,569,097,617.54       8.07%     23,982       7.36%
75% to 80%    2,871,933,244.95   5,477,638,278.09       9.68%     25,294       7.77%
80% to 85%    4,341,894,582.88   8,281,295,537.93      14.63%     39,816      12.23%
85% to 90%    4,149,742,961.82   7,914,804,751.08      13.98%     44,252      13.59%
90% to 95%    4,939,880,982.23   9,421,834,997.41      16.65%     61,272      18.81%
95% to 100%   2,035,446,866.63   3,882,207,808.72       6.86%     24,482       7.52%
> 100%           14,814,155.21      28,255,038.23       0.05%        239       0.07%
             -----------------  -----------------  ----------  ---------  ----------
TOTAL        29,673,775,604.19  56,596,792,209.87     100.00%    325,690        100%
             =================  =================  ==========  =========  ==========


    The weighted average current loan-to-value ratio of the mortgage loans at the cut-off date was 75.43%.

CURRENT INDEXED LOAN-TO-VALUE RATIOS

    The following table shows the range of current indexed loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as of the cut-off date divided by the indexed value of the mortgaged property securing that mortgage loan as of the same date (calculated using the Halifax House Price Index).

                                                                       NUMBER OF
                     AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
CURRENT INDEXED LTV     BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
-------------------  -----------------  -----------------  ----------  ---------  ----------
0% to 25%             1,158,657,675.99   2,209,907,785.42       3.90%     25,033       7.69%
25% to 50%            5,879,788,346.05  11,214,520,312.42      19.81%     80,674      24.77%
50% to 55%            1,639,863,460.02   3,127,711,577.30       5.53%     17,993       5.52%
55% to 60%            1,870,005,635.43   3,566,661,748.46       6.30%     20,209       6.20%
60% to 65%            2,181,232,085.78   4,160,263,957.21       7.35%     22,978       7.06%
65% to 70%            2,632,630,730.19   5,021,216,591.69       8.87%     26,808       8.23%
70% to 75%            3,079,690,040.56   5,873,892,814.36      10.38%     29,636       9.10%
75% to 80%            3,021,731,168.40   5,763,347,857.49      10.18%     28,094       8.63%
80% to 85%            3,436,893,895.28   6,555,187,726.47      11.58%     29,835       9.16%
85% to 90%            2,023,135,083.05   3,858,725,543.90       6.82%     16,988       5.22%
90% to 95%            1,794,358,021.16   3,422,379,053.76       6.05%     17,727       5.44%
95% to 100%             942,375,999.80   1,797,393,744.42       3.18%      9,557       2.93%
> 100%                   13,413,462.48      25,583,496.99       0.05%        158       0.05%
                     -----------------  -----------------  ----------  ---------  ----------
TOTAL                29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                     =================  =================  ==========  =========  ==========


    The weighted average current indexed loan-to-value ratio of the mortgage loans as of the cut-off date was 65.25%.

OUTSTANDING CURRENT BALANCES

                                                                                NUMBER OF
RANGE OF CURRENT PRINCIPAL    AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
  BALANCE                        BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
----------------------------  -----------------  -----------------  ----------  ---------  ----------
[GBP]0 to [GBP]25,000            230,467,291.60     439,570,265.27       0.78%     12,302       3.78%
[GBP]25,000 to [GBP]50,000     2,756,409,067.85   5,257,299,015.11       9.29%     71,340      21.90%
[GBP]50,000 to [GBP]75,000     5,112,857,114.24   9,751,752,373.99      17.23%     82,422      25.31%
[GBP]75,000 to [GBP]100,000    4,963,089,301.90   9,466,100,225.51      16.73%     57,469      17.65%
[GBP]100,000 to [GBP]125,000   4,074,611,799.34   7,771,507,084.88      13.73%     36,500      11.21%
[GBP]125,000 to [GBP]150,000   3,087,718,904.12   5,889,206,265.83      10.41%     22,612       6.94%
[GBP]150,000 to [GBP]175,000   2,243,260,972.68   4,278,571,653.19       7.56%     13,911       4.27%
[GBP]175,000 to [GBP]200,000   1,672,097,868.58   3,189,192,264.74       5.63%      8,962       2.75%
[GBP]200,000 to [GBP]225,000   1,272,591,318.05   2,427,213,420.92       4.29%      6,037       1.85%
[GBP]225,000 to [GBP]250,000     920,691,602.82   1,756,035,094.06       3.10%      3,894       1.20%
[GBP]250,000 to [GBP]275,000     714,773,953.34   1,363,288,361.21       2.41%      2,736       0.84%
[GBP]275,000 to [GBP]300,000     533,580,822.11   1,017,698,702.01       1.80%      1,859       0.57%
[GBP]300,000 to [GBP]325,000     439,284,992.67     837,848,266.52       1.48%      1,413       0.43%
[GBP]325,000 to [GBP]350,000     357,818,229.61     682,466,709.34       1.21%      1,061       0.33%
[GBP]350,000 to [GBP]375,000     326,362,869.01     622,471,900.06       1.10%        905       0.28%
[GBP]375,000 to [GBP]400,000     236,581,806.83     451,232,480.17       0.80%        613       0.19%
[GBP]400,000 to [GBP]425,000     238,155,642.50     454,234,256.94       0.80%        581       0.18%
[GBP]425,000 to [GBP]450,000     165,058,906.93     314,816,853.19       0.56%        378       0.12%
[GBP]450,000 to [GBP]475,000     173,134,379.47     330,219,201.96       0.58%        376       0.12%
[GBP]475,000 to [GBP]500,000     155,228,760.54     296,067,814.98       0.52%        319       0.10%
                              -----------------  -----------------  ----------  ---------  ----------
TOTAL                         29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                              =================  =================  ==========  =========  ==========


    The largest mortgage loan had a current balance as of the cut-off date of [GBP]499,966.75 or $953,586.58. The average current balance as of the cut-off date was approximately [GBP]91,110.49 or $173,775.04.

MORTGAGE LOAN PRODUCTS

                        AGGREGATE CURRENT  AGGREGATE CURRENT              NUMBER OF
                                  BALANCE            BALANCE               MORTGAGE
MORTGAGE LOAN PRODUCTS             ([GBP])              (US$) % OF TOTAL      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  ----------  ---------  ----------
Tracker                    941,293,828.85   1,795,329,719.77       3.17%      7,925       2.43%
Standard Variable        4,289,880,770.39   8,182,089,593.36      14.46%     55,948      17.18%
Discount                 2,136,268,744.63   4,074,505,376.63       7.20%     17,577       5.40%
Fixed                   15,174,394,862.17  28,942,123,320.62      51.14%    140,749      43.22%
Capped                     204,899,750.33     390,805,293.80       0.69%      2,992       0.92%
Together                 6,662,122,069.12  12,706,665,422.43      22.45%     96,034      29.49%
Together Connections       264,915,578.70     505,273,483.25       0.89%      4,465       1.37%
                        -----------------  -----------------  ----------  ---------  ----------
TOTAL                   29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                        =================  =================  ==========  =========  ==========


EMPLOYMENT STATUS

                   AGGREGATE CURRENT  AGGREGATE CURRENT              NUMBER OF
                             BALANCE            BALANCE               MORTGAGE
EMPLOYMENT STATUS             ([GBP])              (US$) % OF TOTAL      LOANS  % OF TOTAL
-----------------  -----------------  -----------------  ----------  ---------  ----------
Full Time          24,488,906,327.59  46,707,691,038.61      82.53%    284,999      87.51%
Part Time             266,635,421.10     508,553,738.66       0.90%      4,116       1.26%
Retired                16,291,639.85      31,073,044.69       0.05%        503       0.15%
Self Employed       4,743,526,255.37   9,047,327,626.87      15.99%     32,912      10.11%
Other                 158,415,960.28     302,146,761.04       0.53%      3,160       0.97%
                   -----------------  -----------------  ----------  ---------  ----------
TOTAL              29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                   =================  =================  ==========  =========  ==========


    Approximately 38.53% of the aggregate current balance of the mortgage loans as of the cut-off date were made to borrowers under the seller's non-verified income program as described in the prospectus under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- LENDING CRITERIA".

DISTRIBUTION OF FIXED RATE MORTGAGE LOANS

    Fixed rate mortgage loans remain at the relevant fixed rate for a period of time as specified in the offer of advance, after which they move to the seller's standard variable rate or some other rate as specified in the offer of advance.

                AGGREGATE CURRENT  AGGREGATE CURRENT              NUMBER OF
                          BALANCE            BALANCE               MORTGAGE
FIXED RATE %               ([GBP])              (US$) % OF TOTAL      LOANS  % OF TOTAL
--------------  -----------------  -----------------  ----------  ---------  ----------
0.00% to 2.99%     913,394,866.55   1,742,118,028.97       6.02%      8,206       5.83%
3.00% to 3.99%   3,058,318,967.84   5,833,131,767.36      20.15%     21,853      15.53%
4.00% to 4.99%   7,243,942,545.66  13,816,371,617.34      47.74%     66,396      47.17%
5.00% to 5.99%   3,787,728,540.10   7,224,334,644.53      24.96%     41,939      29.80%
6.00% to 6.99%     169,228,481.73     322,769,483.20       1.12%      2,316       1.65%
7.00% to 7.99%       1,781,460.29       3,397,779.21       0.01%         39       0.03%
8.00% to 8.99%                ---                ---       0.00%        ---       0.00%
                -----------------  -----------------  ----------  ---------  ----------
TOTAL           15,174,394,862.17  28,942,123,320.62     100.00%    140,749     100.00%
                =================  =================  ==========  =========  ==========


MONTH/YEAR IN WHICH FIXED RATE PERIOD ENDS

                                                                                 NUMBER OF
MONTH/YEAR IN WHICH FIXED  AGGREGATE CURRENT  AGGREGATE CURRENT                   MORTGAGE
  RATE PERIOD ENDS            BALANCE ([GBP])      BALANCE (US$)     % OF TOTAL      LOANS  % OF TOTAL
-------------------------  -----------------  -----------------  --------------  ---------  ----------
December 2004                   8,473,726.59      16,161,938.73           0.06%         84       0.06%
January 2005                  497,943,740.93     949,728,097.08           3.28%      4,799       3.41%
February 2005                 123,373,020.06     235,309,361.16           0.81%      1,481       1.05%
March 2005                    770,391,316.48   1,469,367,357.92           5.08%      6,933       4.93%
April 2005                    172,004,585.68     328,064,346.27           1.13%      2,014       1.43%
May 2005                    1,320,639,171.29   2,518,855,091.40           8.70%     10,938       7.77%
June 2005                     783,888,606.52   1,495,110,739.22           5.17%      6,937       4.93%
July 2005                         157,735.85         300,849.59           0.00%          5       0.00%
August 2005                   547,488,313.70   1,044,224,460.72           3.61%      4,701       3.34%
September 2005                611,404,244.98   1,166,131,316.45           4.03%      4,976       3.54%
October 2005                  866,283,956.25   1,652,263,389.76           5.71%      6,973       4.95%
November 2005                 122,522,710.57     233,687,565.87           0.81%      1,096       0.78%
December 2005                  42,721,346.70      81,482,424.56           0.28%        631       0.45%
January 2006                  365,989,782.62     698,052,312.39           2.41%      3,242       2.30%
February 2006                      40,706.55          77,639.60           0.00%          1       0.00%
March 2006                    465,208,975.62     887,293,079.20           3.07%      3,951       2.81%
April 2006                    432,345,510.14     824,612,591.49           2.85%      3,489       2.48%
May 2006                      466,205,995.40     889,194,695.03           3.07%      4,610       3.28%
June 2006                   1,942,479,002.38   3,704,890,201.24          12.80%     15,158      10.77%
July 2006                      11,320,415.77      21,591,429.00           0.07%        125       0.09%
August 2006                 1,692,709,632.93   3,228,505,082.89          11.16%     13,602       9.66%
September 2006                574,620,439.15   1,095,973,563.59           3.79%      5,578       3.96%
October 2006                  166,828,509.79     318,192,016.72           1.10%      1,864       1.32%
November 2006                 129,603,542.40     247,192,836.42           0.85%      1,331       0.95%
January 2007                   78,360,619.07     149,457,208.75           0.52%        905       0.64%
February 2007                  27,238,577.09      51,952,138.08           0.18%        324       0.23%
March 2007                     12,430,130.14      23,707,987.22           0.08%        158       0.11%
April 2007                    165,500,583.76     315,659,263.41           1.09%      1,887       1.34%
May 2007                       11,015,709.67      21,010,263.05           0.07%        155       0.11%
June 2007                     122,105,202.14     232,891,252.04           0.80%      1,473       1.05%
July 2007                          87,681.01         167,233.99           0.00%          4       0.00%
August 2007                   159,049,141.70     303,354,427.96           1.05%      1,943       1.38%
September 2007                 73,157,848.19     139,533,963.85           0.48%        894       0.64%
October 2007                   35,666,966.75      68,027,605.68           0.24%        483       0.34%
November 2007                  15,412,243.59      29,395,772.20           0.10%        204       0.14%
December 2007                 134,706,720.85     256,926,128.68           0.89%      1,520       1.08%
January 2008                   64,217,430.23     122,481,904.68           0.42%        801       0.57%
February 2008                  31,070,977.67      59,261,675.71           0.20%        440       0.31%
March 2008                    110,229,083.40     210,239,930.77           0.73%      1,341       0.95%
May 2008                      188,224,850.24     359,001,256.86           1.24%      2,122       1.51%
June 2008                      81,939,930.97     156,284,030.34           0.54%        935       0.66%
July 2008                       7,110,001.53      13,560,905.92           0.05%        103       0.07%
August 2008                    88,968,231.24     169,689,107.44           0.59%      1,085       0.77%
September 2008                 79,382,819.89     151,406,852.38           0.52%      1,097       0.78%
October 2008                  111,132,298.83     211,962,633.56           0.73%      1,188       0.84%
November 2008                  36,618,149.04      69,841,795.66           0.24%        462       0.33%

                                      A-7


                                                                                 NUMBER OF
MONTH/YEAR IN WHICH FIXED  AGGREGATE CURRENT  AGGREGATE CURRENT                   MORTGAGE
  RATE PERIOD ENDS            BALANCE ([GBP])      BALANCE (US$)     % OF TOTAL      LOANS  % OF TOTAL
-------------------------  -----------------  -----------------  --------------  ---------  ----------
January 2009                   99,645,667.17     190,054,180.99           0.66%      1,143       0.81%
February 2009                  29,575,289.53      56,408,949.72           0.19%        393       0.28%
March 2009                     18,591,718.64      35,459,984.96           0.12%        196       0.14%
April 2009                    107,622,069.54     205,267,573.23           0.71%      1,313       0.93%
May 2009                       23,954,479.04      45,688,377.87           0.16%        271       0.19%
June 2009                     118,022,388.34     225,104,101.28           0.78%      1,307       0.93%
July 2009                          55,596.60         106,039.40           0.00%          1       0.00%
August 2009                   152,348,482.65     290,574,260.96           1.00%      1,641       1.17%
September 2009                113,676,538.51     216,815,261.90           0.75%      1,210       0.86%
October 2009                   29,685,359.91      56,618,886.96           0.20%        400       0.28%
November 2009                   7,091,681.88      13,525,964.85           0.05%        103       0.07%
December 2009                 190,752,531.64     363,822,303.60           1.26%      2,196       1.56%
January 2010                   69,422,705.95     132,409,927.06           0.46%        825       0.59%
March 2010                     22,315,966.27      42,563,242.47           0.15%        277       0.20%
May 2010                      111,411,446.35     212,495,051.62           0.73%      1,309       0.93%
June 2010                      53,788,372.94     102,590,563.71           0.35%        636       0.45%
August 2010                    20,718,729.83      39,516,833.40           0.14%        255       0.18%
September 2010                 19,973,839.63      38,096,104.33           0.13%        275       0.20%
October 2010                   34,213,000.80      65,254,456.43           0.23%        403       0.29%
November 2010                   9,164,129.44      17,478,744.08           0.06%        116       0.08%
January 2011                   23,833,610.66      45,457,845.61           0.16%        296       0.21%
March 2011                      6,484,736.86      12,368,338.61           0.04%         85       0.06%
April 2011                      5,948,087.95      11,344,788.15           0.04%         79       0.06%
May 2011                        2,817,731.73       5,374,259.73           0.02%         34       0.02%
June 2011                      10,286,740.15      19,619,899.49           0.07%        123       0.09%
August 2011                     8,228,644.99      15,694,494.59           0.05%        113       0.08%
September 2011                 14,661,698.25      27,964,257.07           0.10%        180       0.13%
October 2011                    4,487,298.48       8,558,624.39           0.03%         60       0.04%
November 2011                   1,907,591.47       3,638,349.21           0.01%         25       0.02%
January 2012                      188,839.68         360,173.92           0.00%          2       0.00%
November 2012                     129,779.03         247,527.54           0.00%          3       0.00%
December 2012                     738,725.34       1,408,970.84           0.00%         11       0.01%
January 2013                    2,296,074.65       4,379,303.18           0.02%         44       0.03%
February 2013                      22,446.48          42,812.17           0.00%          1       0.00%
March 2013                      2,171,723.49       4,142,128.21           0.01%         42       0.03%
May 2013                        1,452,536.63       2,770,423.11           0.01%         24       0.02%
June 2013                         770,315.29       1,469,222.35           0.01%         16       0.01%
August 2013                       460,986.44         879,239.44           0.00%          7       0.00%
September 2013                    437,871.32         835,151.97           0.00%          8       0.01%
October 2013                      909,730.33       1,735,128.66           0.01%         17       0.01%
April 2014                      4,813,191.25       9,180,199.67           0.03%         59       0.04%
May 2014                        1,966,680.17       3,751,049.09           0.01%         28       0.02%
June 2014                       9,242,284.75      17,627,809.70           0.06%        114       0.08%
August 2014                     5,730,657.42      10,930,082.90           0.04%         74       0.05%
September 2014                 12,289,839.00      23,440,409.92           0.08%        131       0.09%
October 2014                    3,241,025.59       6,181,608.11           0.02%         38       0.03%
November 2014                   2,714,933.56       5,178,192.78           0.02%         32       0.02%
January 2015                       91,291.60         174,120.47           0.00%          1       0.00%
January 2017                      163,342.31         311,542.79           0.00%          4       0.00%
November 2017                     178,839.62         341,100.81           0.00%          2       0.00%
December 2017                     290,221.98         553,540.38           0.00%          4       0.00%
January 2018                    3,684,168.79       7,026,815.13           0.02%         64       0.05%
February 2018                     108,805.48         207,524.69           0.00%          4       0.00%
March 2018                      3,023,030.46       5,765,826.00           0.02%         47       0.03%
May 2018                        3,799,206.01       7,246,225.62           0.03%         68       0.05%
June 2018                       2,378,786.64       4,537,059.76           0.02%         34       0.02%
August 2018                        99,247.30         189,294.38           0.00%          2       0.00%
September 2018                    989,504.99       1,887,282.87           0.01%         10       0.01%
October 2018                      613,900.20       1,170,891.85           0.00%         10       0.01%
April 2019                      4,464,843.48       8,515,795.97           0.03%         49       0.03%
May 2019                        4,004,188.04       7,637,187.85           0.03%         39       0.03%
June 2019                      13,095,714.68      24,977,456.61           0.09%        129       0.09%
August 2019                    10,857,620.13      20,708,738.87           0.07%        115       0.08%
September 2019                 11,803,325.16      22,512,482.08           0.08%        130       0.09%
October 2019                    3,848,846.02       7,340,904.01           0.03%         49       0.03%
November 2019                   1,958,854.03       3,736,122.29           0.01%         25       0.02%
January 2020                      407,164.28         776,584.43           0.00%          4       0.00%
                           -----------------  -----------------  --------------  ---------  ----------
TOTAL                      15,174,394,862.17  28,942,123,320.62         100.00%    140,749     100.00%
                           =================  =================  ==============  =========  ==========


REPAYMENT TERMS

                                                                          NUMBER OF
                        AGGREGATE CURRENT  AGGREGATE CURRENT               MORTGAGE
TYPE OF REPAYMENT PLAN     BALANCE ([GBP])      BALANCE (US$) % OF TOTAL      LOANS  % OF TOTAL
----------------------  -----------------  -----------------  ----------  ---------  ----------
Endowment                2,152,306,055.54   4,105,093,339.73       7.25%     27,874       8.56%
Interest Only            7,383,604,557.24  14,082,748,972.02      24.88%     51,118      15.70%
Pension Policy              67,903,201.63     129,511,776.47       0.23%        647       0.20%
Personal Equity Plan        95,293,479.13     181,753,252.74       0.32%      1,245       0.38%
Repayment               19,974,668,310.65  38,097,684,868.90      67.31%    244,806      75.17%
                        -----------------  -----------------  ----------  ---------  ----------
TOTAL                   29,673,775,604.19  56,596,792,209.87     100.00%    325,690     100.00%
                        =================  =================  ==========  =========  ==========



    CERTAIN CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

CPR RATES

    The quarterly constant payment rate ("CPR") data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding for building societies in the UK. These quarterly scheduled and unscheduled repayment rates were then annualized using standard methodology. You should note that the CPR data presented below and in the accompanying prospectus understates the seller's historical CPR data for mortgage loans originated by the seller (and therefore the expected CPR for mortgage loans included in the mortgages trust) as the data presented below and in the accompanying prospectus is based upon a percentage of the total UK residential mortgage market which has been increasing over time, and as the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis) includes the effect of product switches, which results in a higher CPR.

    The following table shows the actual annualized CPR experience of the mortgage loans that have been assigned to the mortgages trustee between March 26, 2001 and November 2004. You should note that the table covers a relatively short period of time and that the actual annualized CPR experience of the seller may differ over time from the data presented below. Since the seller may assign new mortgage loans and their related security to the mortgages trustee after the Funding 2 program date, you should note that the actual annualized CPR experience of any new mortgage loans assigned to the mortgages trustee after the closing date may also differ from the data presented below and in the accompanying prospectus.

MONTH           ANNUALIZED CPR           MONTH  ANNUALIZED CPR
--------------  --------------  --------------  --------------
April 2001              25.94%   February 2003          48.30%
May 2001                27.72%      March 2003          44.60%
June 2001               28.23%      April 2003          44.77%
July 2001               32.05%        May 2003          49.23%
August 2001             31.87%       June 2003          48.24%
September 2001          28.84%       July 2003          44.96%
October 2001            29.28%     August 2003          42.03%
November 2001           28.40%  September 2003          38.12%
December 2001           27.76%    October 2003          44.14%
January 2002            31.34%   November 2003          42.70%
February 2002           33.33%   December 2003          45.04%
March 2002              27.52%    January 2004          35.49%
April 2002              41.78%   February 2004          37.16%
May 2002                41.90%      March 2004          54.19%
June 2002               33.57%      April 2004          46.85%
July 2002               44.13%        May 2004          44.67%
August 2002             44.89%       June 2004          49.41%
September 2002          38.65%       July 2004          44.04%
October 2002            42.50%     August 2004          46.16%
November 2002           44.26%  September 2004          44.04%
December 2002           43.42%    October 2004          42.82%
January 2003            37.28%   November 2004          57.89%


    Over the past 40.5 years, quarterly CPR experienced in respect of residential mortgage loans made by building societies have been between 9.5% and 14.0% for approximately 70.6% of that time. See "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the accompanying prospectus.

           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
            QUARTERS            QUARTERS            QUARTERS            QUARTERS            QUARTERS
           OVER 40.5           OVER 40.5           OVER 40.5           OVER 40.5           OVER 40.5
CPR (%)        YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)      YEARS
---------  ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------
7.0                0     10.5         17     14.0          6     17.5          1     21.0          0
7.5                0     11.0         18     14.5          2     18.0          1     21.5          2
8.0                4     11.5         16     15.0          3     18.5          1     22.0          1
8.5                1     12.0         19     15.5          2     19.0          1     22.5          2
9.0                6     12.5         13     16.0          4     19.5          2     23.0          0
9.5                9     13.0         10     16.5          2     20.0          3     23.5          0
10.0              10     13.5          4     17.0          1     20.5          1     24.0          0





Source of repayment and outstanding mortgage information: Bank of England

    Over the past 40.5 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41%. The lowest level was 7.94% in June and March of 1974. The highest four quarter rolling average CPR over the same 40.5 year period was 21.13%. The lowest was 8.84%. For the four quarter rolling average CPR between March 1964 and December 2003, see "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the accompanying prospectus. The following table sets forth the four quarter rolling CPR since December 2003.

                             FOUR QUARTER
                CPR FOR THE       ROLLING
DATE             QUARTER (%)  AVERAGE (%)
--------------  -----------  ------------
March 2004            20.00         20.80
June 2004             21.50         21.13
September 2004        21.49         21.08




-----------------
Source of repayment and outstanding mortgage information: Bank of England

    You should also note that the prior two CPR tables present the historical CPR experience only of building societies in the UK. During the late 1990's, a number of former building societies (including Northern Rock) converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the four quarter rolling average CPR experience of banks during 1998 was 14.85%, during 1999 was 16.08%, during 2000 was 15.34%, during 2001 was 18.69%, during 2002 was 21.81% and during 2003 was 23.82%.


REPOSSESSION RATE

    The repossession rate of residential mortgaged properties in the UK has steadily declined since 1991.

YEAR       REPOSSESSIONS (%)  YEAR  REPOSSESSIONS (%)  YEAR  REPOSSESSIONS (%)
---------  -----------------  ----  -----------------  ----  -----------------
1982                    0.11  1989               0.17  1996               0.40
1983                    0.12  1990               0.47  1997               0.31
1984                    0.17  1991               0.77  1998               0.31
1985                    0.25  1992               0.69  1999               0.27
1986                    0.30  1993               0.58  2000               0.20
1987                    0.32  1994               0.47  2001               0.15
1988                    0.22  1995               0.47  2002               0.11
                                                       2003               0.07




-----------------
Source: Council of Mortgage Lenders

    In January 2004, the Council of Mortgage Lenders published arrears figures for the year ended 2003, which showed that repossessions in the United Kingdom had fallen to a 22-year low. In 2003, the repossession rate in the United Kingdom was 0.07%. No assurance can be given as to whether, or for how long, this downward trend will continue.


ARREARS INFORMATION

    The percentage of mortgage loans in arrears in the UK has steadily declined since 1993.

           ARREARS 6-12    ARREARS 12        ARREARS 6-12    ARREARS 12
YEAR         MONTHS (%)  MONTHS + (%)  YEAR    MONTHS (%)  MONTHS + (%)
---------  ------------  ------------  ----  ------------  ------------
1985               0.74          0.17  1995          1.20          0.81
1986               0.64          0.16  1996          0.95          0.63
1987               0.67          0.18  1997          0.69          0.42
1988               0.50          0.12  1998          0.68          0.32
1989               0.73          0.15  1999          0.52          0.27
1990               1.31          0.38  2000          0.43          0.19
1991               1.87          0.93  2001          0.38          0.18
1992               2.07          1.48  2002          0.30          0.15
1993               1.62          1.50  2003          0.25          0.11
1994               1.28          1.12  2004H1        0.23          0.10




----------------------
Source: Council of Mortgage Lenders

    The arrears table above shows the number of mortgage loans in arrears at the end of the period as a percentage of the total number of mortgage loans outstanding at the end of the period.


HOUSE PRICE TO EARNINGS RATIO

The following table shows the ratio for any one year of the average annual value of houses (sourced from the DETR/CML Survey of Mortgage Lenders) compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

             HOUSE PRICE TO        HOUSE PRICE TO
YEAR         EARNINGS RATIO  YEAR  EARNINGS RATIO
-----        --------------  ----  --------------
1988                   5.22  1996            3.40
1989                   4.72  1997            3.62
1990                   4.24  1998            3.86
1991                   3.79  1999            4.08
1992                   3.48  2000            4.44
1993                   3.46  2001            4.51
1994                   3.42  2002            5.09
1995                   3.37  2003            5.64





Source: Council of Mortgage Lenders


HOUSE PRICE INDEX

    UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

    The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996. The Housing Indices between 1973 and 2003 are presented in the section "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the accompanying prospectus.

                                      NATIONWIDE
                     UK RETAIL          HOUSE        HALIFAX HOUSE
                    PRICE INDEX      PRICE INDEX      PRICE INDEX
                  ---------------  ---------------  ---------------
                         % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS  INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
----------------  -----  --------  -----  --------  -----  --------
2004 Q1           184.6       2.6  279.7      15.6  480.4      17.4
2004 Q2           186.8       3.0  298.7      17.8  509.6      19.6
2004 Q3           188.1       3.0  308.8      17.6  523.6      18.7
2004 Q4             N/A       N/A  306.8      13.8  524.1      14.1




--------------------
1 The percentage annual change is calculated in accordance with the following formula:
  In (x/y) where "X" is equal to the current quarter's index value and "Y" is equal to the index value of the previous year's corresponding quarter.

Source: Office for National Statistics, Nationwide, Halifax.


ARREARS EXPERIENCE

    The following table summarizes, in respect of Northern Rock's overall mortgage portfolio, Northern Rock's experience administering mortgage loans in arrears and its repossession experience for residential mortgage loans that were originated by the seller. The information set forth below includes information in respect of Northern Rock's experience in administering mortgage loans secured by mortgaged properties located in England, Wales and Scotland.

    The mortgage loans used for statistical purposes in the table below are administered in accordance with Northern Rock's administration policies. The method by which Northern Rock classifies mortgage loans as being in arrears is described in the prospectus under "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- ARREARS AND DEFAULT PROCEDURES", which is important in helping you to understand Northern Rock's arrears and repossession experience as set forth in the following table.

                              DECEMBER 31, 1996(1)          DECEMBER 31, 1997(1)          DECEMBER 31, 1998(1)
                          ----------------------------  ----------------------------  ----------------------------
                          [GBP] (MLS)  US$ (MLS)     %  [GBP] (MLS)  US$ (MLS)     %  [GBP] (MLS)  US$ (MLS)     %
------------------------  -----------  ---------  ----  -----------  ---------  ----  -----------  ---------  ----
Current balance                10,515     20,055   n/a       12,119     23,115   n/a       13,720     26,168   n/a
Number of mortgage loans
 outstanding                  292,222    292,222   n/a      315,184    315,184   n/a      327,088    327,088   n/a
Current balance of loans
 in arrears
 1 to 2 months                  231.3     441.16  2.20        283.4     540.53  2.34        244.4     466.14  1.78
 2 to 3 months                   82.0     156.40  0.78         71.2     135.80  0.59        101.8     194.16  0.74
 3 to 6 months                   93.5     178.33  0.89         78.1     148.96  0.64         93.7     178.71  0.68
 6 to 12 months                  83.5     159.26  0.79         56.3     107.38  0.46         51.2      97.65  0.37
 Over 12 months                  96.9     184.82  0.92         45.1      86.02  0.37         37.5      71.52  0.27
Total current balance of
 mortgage loans in
 arrears                        587.2    1119.97  5.58        534.1    1018.69  4.41        528.6    1008.20  3.85
Number of mortgage loans
 outstanding in arrears
 1 to 2 months                  6,136      6,136  2.10        6,922      6,922  2.20        6,040      6,040  1.85
 2 to 3 months                  2,247      2,247  0.77        1,793      1,793  0.57        2,579      2,579  0.79
 3 to 6 months                  2,485      2,485  0.85        1,911      1,911  0.61        2,269      2,269  0.69
 6 to 12 months                 2,005      2,005  0.69        1,322      1,322  0.42        1,174      1,174  0.36
 Over 12 months                 2,104      2,104  0.72          940        940  0.30          756        756  0.23
Total number of mortgage
 loans outstanding in
 arrears                       14,977     14,977  5.13       12,888     12,888  4.09       12,818     12,818  3.92
Repossessions during
 year                           1,133      1,133  0.39          956        956  0.30          875        875  0.27
Amount of mortgage loan
 losses                            14      26.70   n/a           14      26.70   n/a         10.8      20.60   n/a
Mortgage loan losses as %
 of total current
 balance                        0.13%      0.13%   n/a        0.12%      0.12%   n/a        0.08%      0.08%   n/a


                           DECEMBER     DECEMBER 31,
                         31, 1999(1)      1999(1)
                         -----------  ---------------
                         [GBP] (MLS)  US$ (MLS)     %
------------------------ -----------  ---------  ----
Current balance               15,524     29,609   n/a
Number of mortgage loans
 outstanding                 338,149    338,149   n/a
Current balance of loans
 in arrears
 1 to 2 months                 247.5     472.06  1.59
 2 to 3 months                  62.5     119.21  0.40
 3 to 6 months                  71.7     136.75  0.46
 6 to 12 months                 36.0      68.66  0.23
 Over 12 months                 21.3      40.63  0.14
Total current balance of
 mortgage loans in
 arrears                       439.0     837.30  2.83
Number of mortgage loans
 outstanding in arrears
 1 to 2 months                 5,428      5,428  1.61
 2 to 3 months                 1,470      1,470  0.43
 3 to 6 months                 1,749      1,749  0.52
 6 to 12 months                  870        870  0.26
 Over 12 months                  447        447  0.13
Total number of mortgage
 loans outstanding in
 arrears                       9,964      9,964  2.95
Repossessions during
 year                            763        763  0.23
Amount of mortgage loan
 losses                          8.5      16.21   n/a
Mortgage loan losses as %
 of total current
 balance                       0.05%      0.05%   n/a




                              DECEMBER 31, 2000(1)          DECEMBER 31, 2001(1)          DECEMBER 31, 2002(1)
                          ----------------------------  ----------------------------  ----------------------------
                          [GBP] (MLS)  US$ (MLS)     %  [GBP] (MLS)  US$ (MLS)     %  [GBP] (MLS)  US$ (MLS)     %
------------------------  -----------  ---------  ----  -----------  ---------  ----  -----------  ---------  ----
Current balance                17,858     34,061   n/a       21,639     41,272   n/a       28,955     55,226   n/a
Number of mortgage loans
 outstanding                  367,963    367,963   n/a      414,023    414,023   n/a      489,690    489,690   n/a
Current balance of loans
 in
 arrears
 1 to 2 months                  218.2     416.17  1.22       231.98     442.45  1.07       271.07     517.01  0.94
 2 to 3 months                   77.1     147.05  0.43        78.08     148.92  0.36       104.94     200.15  0.36
 3 to 6 months                   69.3     132.18  0.39        74.11     141.35  0.34        96.55     184.15  0.33
 6 to 12 months                  34.8      66.37  0.19        36.17      68.98  0.17        32.60      62.18  0.11
 Over 12 months                  13.2      25.18  0.07         9.27      17.69  0.04         7.39      14.09  0.03
Total current balance of
 mortgage loans in
 arrears                        412.6     786.95  2.31       429.60     819.39  1.99       512.55     977.59  1.77
Number of mortgage loans
 outstanding in arrears
 1 to 2 months                  5,104      5,104  1.39        4,861      4,861  1.17        4,557      4,557  0.93
 2 to 3 months                  1,896      1,896  0.52        1,694      1,694  0.41        2,150      2,150  0.44
 3 to 6 months                  1,601      1,601  0.44        1,598      1,598  0.39        1,946      1,946  0.40
 6 to 12 months                   800        800  0.22          736        736  0.18          658        658  0.13
 Over 12 months                   290        290  0.08          191        191  0.05          133        133  0.03
Total number of mortgage
 loans outstanding in
 arrears                        9,691      9,691  2.63        9,080      9,080  2.19        9,444      9,444  1.93
Repossessions during
 year                             620        620  0.17          658        658  0.16          573        573  0.06
Amount of mortgage loan
 losses                             7      13.35   n/a         5.27      10.05   n/a         3.72       7.10   n/a
Mortgage loan losses as %
 of total current
 balance                        0.04%      0.04%   n/a        0.03%      0.03%   n/a        0.01%      0.01%   n/a


                            DECEMBER    DECEMBER 31,
                          31, 2003(1)     2003(1)
                          ----------- ---------------
                          [GBP] (MLS) US$ (MLS)     %
------------------------  ----------- ---------  ----
Current balance                36,875    70,332   n/a
Number of mortgage loans
 outstanding                  531,403   531,403   n/a
Current balance of loans
 in
 arrears
 1 to 2 months                 349.77    667.12  0.95
 2 to 3 months                 123.18    234.94  0.33
 3 to 6 months                 101.42    193.44  0.28
 6 to 12 months                 36.86     70.30  0.10
 Over 12 months                  5.96     11.37  0.02
Total current balance of
 mortgage loans in
 arrears                       617.19   1177.17  1.67
Number of mortgage loans
 outstanding in arrears
 1 to 2 months                  5,260     5,260  0.99
 2 to 3 months                  1,965     1,965  0.37
 3 to 6 months                  1,674     1,674  0.32
 6 to 12 months                   634       634  0.12
 Over 12 months                   106       106  0.02
Total number of mortgage
 loans outstanding in
 arrears                        9,639     9,639  1.81
Repossessions during
 year                             509       509  0.09
Amount of mortgage loan
 losses                          1.00      1.91   n/a
Mortgage loan losses as %
 of total current
 balance                        0.00%     0.00%   n/a

                                      A-14

                                                NOVEMBER 30, 2004(1)
                                            ----------------------------
                                            [GBP] (MLS)  US$ (MLS)     %
------------------------------------------  -----------  ---------  ----
Current balance                                  47,042     89,723   n/a
Number of mortgage loans outstanding            579,375    579,375   n/a
Current balance of loans in arrears
  1 to 2 months                                  558.66    1065.53  1.19
  2 to 3 months                                  194.28     370.55  0.41
  3 to 6 months                                  128.92     245.89  0.27
  6 to 12 months                                  30.26      57.71  0.06
  Over 12 months                                   2.18       4.16  0.00
Total current balance of mortgage loans in
  arrears                                        914.30    1743.84  1.94
Number of mortgage loans outstanding in
  arrears
  1 to 2 months                                   6,560      6,560  1.13
  2 to 3 months                                   2,444      2,444  0.42
  3 to 6 months                                   1,700      1,700  0.29
  6 to 12 months                                    430        430  0.07
  Over 12 months                                     36         36  0.01
Total number of mortgage loans outstanding
  in arrears                                     11,170     11,170  1.93
Repossessions during year                           587        587  0.10
Amount of mortgage loan losses                     0.64       1.22   n/a
Mortgage loan losses as % of total current
  balance                                         0.00%      0.00%   n/a





Provided by Northern Rock plc

(1) Year ended December 31 or eleven months ended November 30, as applicable

    Repossessions expresses the number of mortgaged properties that the administrator has taken into possession during the period, as a percentage of the number of mortgage loans outstanding at the end of the period.

    In January 2004, the Council of Mortgage Lenders published arrears figures for the year ended 2003 showing that repossessions in the United Kingdom had fallen to a 22-year low. No assurance can be given as to whether, or for how long, this downward trend will continue. See "RISK FACTORS -- THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" in the prospectus.

                                     ANNEX B

                    SERIES 2005-1 AAA (CLASS A1) LOAN TRANCHE


    The series 2005-1 class A1 notes will fund the series 2005-1 AAA (class A1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class A1)

Series number: Series 2005-1

Initial outstanding principal balance: [GBP]425,531,915

Closing date: January 26, 2005

Interest commencement date: January 26, 2005

Final repayment date: December 20, 2019

Loan payment dates: the 20th day of each month



                    SERIES 2005-1 AAA (CLASS A3) LOAN TRANCHE


    The series 2005-1 class A3 notes will fund the series 2005-1 AAA (class A3) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class A3)

Series number: Series 2005-1

Initial outstanding principal balance: [GBP]585,106,383

Closing date: January 26, 2005

Interest commencement date: January 26, 2005

Final repayment date: December 20, 2024

Loan payment dates: the 20th day of each month



                    SERIES 2005-1 AAA (CLASS A4) LOAN TRANCHE


    The series 2005-1 class A4 notes will fund the series 2005-1 AAA (class A4) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AAA (Class A4)

Series number: Series 2005-1

Initial outstanding principal balance: [GBP]585,106,383

Closing date: January 26, 2005

Interest commencement date: January 26, 2005

Final repayment date: December 20, 2054

Loan payment dates: the 20th day of each month

                    SERIES 2005-1 AA (CLASS B1) LOAN TRANCHE


    The series 2005-1 class B1 notes will fund the series 2005-1 AA (class B1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: AA (Class B1)

Series number: Series 2005-1

Initial outstanding principal balance: [GBP]32,180,851

Closing date: January 26, 2005

Interest commencement date: January 26, 2005

Final repayment date: December 20, 2054

Loan payment dates: the 20th day of each month



                     SERIES 2005-1 A (CLASS M1) LOAN TRANCHE


    The series 2005-1 class M1 notes will fund the series 2005-1 A (class M1) loan tranche, which shall have the following terms as set out in the supplement to the global intercompany loan agreement:

Tier of loan tranche: A (Class M1)

Series number: Series 2005-1

Initial outstanding principal balance: [GBP]34,574,468

Closing date: January 26, 2005

Interest commencement date: January 26, 2005

Final repayment date: December 20, 2054

Loan payment dates: the 20th day of each month

                                     ANNEX C

                              START-UP LOAN TRANCHE

    The start-up loan tranche to be made available to the issuer on the closing date will have the following terms:

1. Start-up loan provider                 Northern Rock plc

2. Initial outstanding principal balance  [GBP]84,000,000
3. Interest rate                          Three-month sterling LIBOR + 0.90% per annum



THROUGH AND INCLUDING APRIL 20, 2005, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.






                            GRANITE MASTER ISSUER PLC


                   $800,000,000 SERIES 2005-1 CLASS A1 NOTES

                  $1,100,000,000 SERIES 2005-1 CLASS A3 NOTES

                  $1,100,000,000 SERIES 2005-1 CLASS A4 NOTES

                    $60,500,000 SERIES 2005-1 CLASS B1 NOTES

                    $65,000,000 SERIES 2005-1 CLASS M1 NOTES




                              --------------------

                                   PROSPECTUS

                                   SUPPLEMENT

                              --------------------







                               LEAD UNDERWRITERS


BARCLAYS CAPITAL                  CITIGROUP                  MERRILL LYNCH & CO.



                                  UNDERWRITERS


JPMORGAN                      LEHMAN BROTHERS                     MORGAN STANLEY



                                JANUARY 21, 2005